Aston Funds
EXHIBIT TO ITEM 77Q1 (d) and (e)
Copies of any new or amended Registrant investment advisory contracts

The following document is included in Registrant's Form Type
DEF14C, dated May 31, 2011 (Accession No. 0001193125-11-
155885), and incorporated by reference herein:

1.	Sub-Investment Advisory Agreement between Aston Asset
Management, LP and Fairpointe Capital LLC.

The following document is included in Registrant's Form Type
DEF14C, dated September 29, 2011 (Accession No. 0001193125-11-
259606), and incorporated by reference herein:

2.	Sub-Investment Advisory Agreement between Aston Asset
Management, LP and Cornerstone Investment Partners, LLC.

The following documents are included in Registrant's Form Type
DEF14C, dated September 12, 2011 (Accession No. 0001193125-11-
245718), and incorporated by reference herein:

1.	Sub-Investment Advisory Agreement between Aston Asset
Management, LP and Harrison Street Securities, LLC.

The following documents are included in Registrant's Form Type
485BPOS, July 13, 2011 (Accession No. 0001193125-11-187686),
and incorporated by reference herein:

1.	Form of revised Schedules A and B to the Investment
Advisory Agreement between the Trust and Aston Asset
Management, LP on behalf of ASTON/DoubleLine Core Plus
Income Fund.
2.	Form of Sub-Investment Advisory Agreement between Aston
Asset Management, LP and DoubleLine Capital LP.

		DRAFT